November 5, 2013


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



    RE	American Depositary Shares
evidenced by the American
Depositary Receipts of
Renewable Energy Corp ASA
Form F6 File No 333154325


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as
amended, on behalf of The Bank
of New York Mellon, as Depositary
for securities against which
American Depositary Receipts
ADRs are to be issued, we attach a
copy of the new prospectus
Prospectus reflecting the change in
name from Renewable Energy
Corp ASA to REC Silicon ASA and
the removal of the Par Value.
As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to the
file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate with the revised name
change for Renewable Energy Corp
ASA.
The Prospectus has been revised to
reflect the removal of the Par Value
and to reflect the new name as
follows
REC Silicon ASA
Please contact me with any
questions or comments at 212
8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance


Depositary Receipts